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                                                                     Exhibit 8.1

                             DEWEY BALLANTINE LLP

                          1301 Avenue of the Americas
                           New York, New York 10019

July 31, 1998

Copelco Capital Funding LLC 98-1
East Gate Drive
Mount Laurel, New Jersey 08054-5400

Copelco Capital Funding Trust 1998-A
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, DE 19890

Re:      Copelco Capital Funding Trust 98-A
         Registration Statement on Form S-1
         (File No. 333-53735)

Ladies and Gentlemen:

                  We have acted as special counsel for Copelco Capital Funding Trust 98-A (the "Trust") in connection with the preparation and filing of the registration statement on Form S-1 (such registration statement, the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in respect of the Copelco Capital Funding Trust 1998-A Class A-1 Lease-Backed Notes, Class A-2 Lease-Backed Notes, Class A-3 Lease-Backed Notes, Class A-4 Lease-Backed Notes, Class B Lease-Backed Notes, Class C Lease-Backed Notes and Class D Lease-Backed Notes (collectively, the "Notes").

                  Our advice formed the basis for the description of federal income tax consequences appearing under the heading "Material Federal Income Tax Considerations" in the prospectus supplement contained in the Registration Statement. Such description does not purport to discuss all possible federal income tax consequences of an investment in the Notes but with respect to those tax consequences which are discussed, it is our opinion that the description is accurate.

                  In addition, assuming (i) the Indenture dated as of August 1, 1998 by and among the Trust, and Manufacturers and Traders Trust is fully executed, delivered and enforceable against the parties thereto in accordance with its terms, and (ii) the transaction described in the prospectus is completed on substantially the terms and conditions set forth therein, it is our opinion that the Notes will be characterized as indebtedness for federal income tax purposes.

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                  We hereby consent to the filing of this opinion as an
exhibit to the Registration Statement. In giving this opinion, we do not concede that we are experts within the meaning of the Act or the rules and regulations therewith, or that this consent is required by Section 7 of the Act.

Very truly yours,




DEWEY BALLANTINE LLP


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